SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2014
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SPECTRUM GROUP INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11988	22-2365834
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1063 McGaw Irvine, CA (Address of principal executive offices)	92614 (Zip code)

Registrant’s telephone number, including area code:  (949) 955-1250
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On April 21, 2014, Paul Soth resigned as Executive Vice President and Chief Financial Officer of Spectrum Group International, Inc. (the “Company”).
In connection with his separation from service, the Company agreed to pay to Mr. Soth a lump-sum severance payment of $190,000, and to provide for accelerated vesting of a portion of his equity award of restricted stock units (“RSUs”). Prior to the Company’s spin off of A-Mark Precious Metals, Inc. (“A-Mark”) on March 14, 2014, that equity award consisted of RSUs that, upon vesting on June 30, 2015, would be settled by delivery of 75,000 shares of Company common stock. In connection with the spin off, such equity award was canceled and replaced by an adjusted award of RSUs that, upon vesting on June 30, 2015, would be settled by delivery of 17,979 shares of A-Mark common stock. The Company agreed to accelerate the vesting and settlement of 9,589 of the A-Mark RSUs upon Mr. Soth’s separation from service, with the remaining A-Mark RSUs to be forfeited.
Mr. Soth also agreed to provide consulting services to the Company for six months, for which the Company will pay to him fees of $5,000 per month.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 23, 2014
SPECTRUM GROUP INTERNATIONAL, INC.

By:    /s/ Carol Meltzer
Name:    Carol Meltzer
Title:    General Counsel and Secretary